EXHIBIT 10.4

                              BANDAG, INCORPORATED
                  SEVERANCE AGREEMENT FOR WARREN W. HEIDBREDER


          THIS SEVERANCE AGREEMENT ("Agreement") is entered into as of the 4th day of May, 1999, by and between Bandag, Inc. ("Bandag" or "Company"), an Iowa corporation, and Warren W. Heidbreder ("Employee").

                                    RECITALS

          WHEREAS, Employee is and has been an at-will executive employee of Bandag, and possesses an extensive knowledge of the business and affairs of
Bandag, its proprietary information, trade secrets, policies, methods, personnel, and problems;

          WHEREAS, Employee desires to continue to be employed at-will by Bandag, and acknowledges that this Agreement provides for severance payments to which he is not otherwise entitled by any contract or any other legal obligation;

          WHEREAS, the parties agree and acknowledge that this Agreement is not intended to constitute an employment contract; does not create any employment rights other than those expressly set forth herein; does not alter or modify Employee's status as an "at-will" employee of Bandag or the terms and conditions of his employment except as expressly set forth herein, and does not create any rights to continued employment or to termination only "for cause"; but rather, is intended solely to provide for the availability of severance payments to Employee under the terms and conditions set forth herein in consideration and exchange for Employee's agreement to be bound by the Non-Competition and Confidentiality provisions contained in this Agreement;

          NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the sufficiency of which is acknowledged by each party, the parties hereto agree as follows:

     1. Employee Covenants. Employee covenants and agrees to be bound by the terms of the Non-Competition and Confidentiality provisions set forth in paragraph 2, below.

     2.   Covenant Not to Compete and Confidentiality.

          a. Recognizing that Employee will, during the course of Employee's employment with Company or of any corporation or other entity, at least a majority of whose voting securities are owned, directly or indirectly, by the Company (a "Subsidiary"), obtain or acquire knowledge of Confidential Information, which knowledge would, in the event Employee were to become employed by or associated with a competitor of Company, or of any Subsidiary, become available and provide invaluable benefits to such competitor and cause irreparable harm to

               Company, or any Subsidiary, and in consideration of the severance payments provided herein, Employee will not, within the geographic location provided herein, from the date hereof until twenty-four (24) months following termination of Employee's employment for any reason, directly or indirectly, as a director, officer, employee, or as an owner of any equity proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five percent (5%) of any class of outstanding equity securities), or as a consultant or otherwise, render services to, have any financial interest in, or otherwise participate in the affairs of, any business ("Competitive Business") which is, or is planning or organizing to be, engaged in the manufacture and/or sale of products or the rendering of services competitive with the products manufactured or sold or the services rendered by Company or any Subsidiary. The geographic limitation of the foregoing covenant not to compete shall extend to any state of the United States in which the Company or any Subsidiary sold or actively attempted to sell its products or services within the one (1) year period prior to the termination of Employee's employment with Company. In the event that Employee is employed by a Competitive Business which is engaged in the manufacture or sale of multiple products, this
               Section 2 shall apply to only those portions of said Competitive Business which are directly or indirectly competitive with Company or any Subsidiary.

          b. From the date hereof until twenty-four (24) months following the termination of Employee's employment, Employee will not, on behalf of any Competitive Business, be connected in any way with soliciting or hiring any employees of Company or any Subsidiary who were subject to Employee's general supervision during employment by Company, until such employees have not been employed by Company or any Subsidiary for six (6) months.

          c. In addition to all duties of loyalty imposed on Employee by law, Employee shall maintain Confidential Information (as defined in subsection (e) below) in strict confidence and secrecy and shall not at any time after the date hereof, or at any time after termination of, employment with Company, directly or indirectly, use or disclose to others any Confidential Information, or use any Confidential Information for the benefit of any person or entity (including the Employee) other than Company, without the prior written consent of Company (except for disclosures to persons acting on Company's behalf with a need to know such information provided such persons agree to hold such information in confidence on terms acceptable to Company, and except for disclosures that may be required by a court of competent jurisdiction provided Employee notifies Company a reasonable time prior to any such disclosure).


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

          d. "Confidential Information" means Proprietary Ideas (as defined in subsection (f) below) and other information (excluding information that is generally known to the public by means other than disclosure by Employee) related to Company's or any Subsidiary's business, whether or not in written or printed form, not generally known in the trade or industry, of which Employee has become informed during his employment by Company or has or will become informed during his employment by Company, including without limitation, product specifications, service specifications, manufacturing procedures, methods, equipment, compositions, technology, designing, business plans, marketing plans, formulae, trade secrets, know-how, research and development programs, sales methods, customer lists, strategic plans, mailing lists, sales levels and quantities, customer usages and requirements, computer programs and other confidential technical or business information and data.

          e. "Proprietary Ideas" means ideas, suggestions, Inventions (as defined in subsection (g) below) and work relating in any way to the business and activities of Company, which are or may be subjects of protection under applicable law concerning patents, copyrights, trade secrets, trademarks, service marks or other intellectual property rights.

          f. "Inventions" means designs, discoveries, improvements, ideas, conceptions, works of authorship, know how, innovations, inventions, enhancements, modifications, methods, techniques, technological developments and suggestions, whether or not patentable, copyrightable or susceptible to any other form of legal protection, including without limitation, products, processes, machines, tooling, articles, compositions of matter, promotional and advertising materials, data processing programs and systems, manufacturing and sales techniques, artwork, drawings, plans and specifications which either (i) relate to the business of Company or any Subsidiary as conducted from time to time, or (ii) relate to Company's or any Subsidiary's actual or demonstrably anticipated research or development, or (iii) result from any work performed by Employee for Company.

     3. Specific Enforcement; Injunctive Relief. The parties acknowledge that damages would be an inadequate remedy for any breach of the provisions of Section 2 by Employee. Therefore, the obligations of Employee under
          Section 2 shall be specifically enforceable and Employee agrees that Bandag shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining Employee from committing any violations of the provisions of Section 2 of this Agreement, and should such injunction or decree issue in favor of Bandag, Bandag shall also be entitled to all costs, expenses, and fees (including, without limitation, attorneys' fees) incurred


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

          in connection with such action. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedy Bandag may have.

     4. Certain Remedies on Breach of Covenant Not to Compete and Confidentiality. In addition to any other remedies available to Company under applicable law for breach of any of the covenants and obligations contained in Section 2 hereof, the breach by the Employee of any of the covenants and obligations contained in Section 2 hereof shall also result in:

          a. the forfeit by the Employee of all options to purchase Class A Common Stock to the extent unvested as of the date of the breach and the cancellation of all such options to the extent vested but not yet exercised by the Employee or his legal representatives as of the date of breach; and

          b. the forfeit by the Employee of all shares of restricted stock granted by the Company to Employee on and after February 8, 1999 which are unvested as of the date of the breach.

     5. Severance Payments. Bandag agrees that if Bandag involuntarily terminates Employee's employment with Bandag or if Employee voluntarily terminates his employment with Bandag for good reason as defined in subparagraph b. below, it will pay Employee a severance payment equal to the greater of (i) $650,000, or (ii) a gross amount equal to two (2) years of Employee's base salary (subject to all required federal, state and local payroll withholding). For purposes of this paragraph "base salary" is defined as the higher of (i) Employee's base salary on the date of his involuntary termination or his voluntary termination for good reason or (ii) an "average" of Employee's annual base salary computed by adding his annual base salary on the date of such termination to his annual base salary on December 31st for each of the two years immediately preceding such termination and dividing the sum by three (3). Bandag will pay Employee the discretionary severance amount in twenty-four (24) equal monthly installments payments commencing thirty (30) days after the date of Employee's involuntary termination, with monthly installment payments made thereafter on the 1st day of each month for twenty-three months. For purposes of this paragraph, the date of Employee's involuntary termination or voluntary termination for good reason is defined as the last date on which Employee renders services to Bandag.

          a. It is understood and agreed to by the parties that, as used in this paragraph 5, the term "involuntary termination" does not include the termination of Employee's employment with Bandag due to death, disability, retirement, quitting or any other type of voluntary separation, by agreement or otherwise, from Bandag (except for good reason as defined in subparagraph (b) below).

          b. It is understood and agreed to by the parties that, as used in this paragraph 5, the term "good reason" means only (i) a 15% or greater


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


               reduction in the Employee's highest base salary from and after the date hereof, whether such reduction is made all at once or cumulatively, or (ii) a materially adverse change, without the Employee's prior written consent, in the nature or scope of the Employee's title or responsibilities, or (iii) the relocation of the Employee's principal place of employment to a location more than fifty (50) miles from the Employee's principal place of employment on the date hereof.

          c. It is further understood and agreed to by the parties that in the event Employee engages in any conduct in violation of, or inconsistent with, his obligations under paragraph 2, in addition to all other rights and remedies available to Bandag, Bandag's obligation to make further severance payments under this Agreement shall be immediately and forever discharged and released and Employee shall be obligated to reimburse Bandag for all severance payments theretofore made by Bandag.

          d. As a condition precedent to Employee's entitlement to receive severance payments and to Bandag's obligation to provide such payments under this Agreement, Employee agrees that, in the event of his involuntary termination or his voluntary termination for "good reason," he will execute and be bound by the terms of a general release of all claims against Bandag ("Release") arising up to and including the date of his execution of the Release. Employee understands and agrees that such Release will include, at a minimum, a release of all claims against Bandag and its affiliated companies and successors, and its and their officers, directors, employees, and agents, arising under federal, state and local anti-discrimination or civil rights laws, as well as all claims, statutory or common-law, arising out of Employee's employment with Bandag or its termination.

     6. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings, whether written or oral, as to the matters set forth herein, and Employee expressly releases Bandag from any obligations under such previous agreements, if any, including without limitation, any rights of Employee under any previous employment agreement with Company, if any.

     7. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such a waiver, modification or discharge is agreed to in writing signed by the parties hereto.


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

     8. No Other Agreements. No agreements, representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     9. Costs of Enforcement. In the event that a court of competent jurisdiction determines that Employee has breached this Agreement, Employee shall be liable to Bandag for all of its actual costs (statutory and nonstatutory), expenses and attorneys' fees, incurred to enforce this Agreement.

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Bandag, its successors and assigns, including the purchaser of all or substantially all of the assets of Bandag, and Employee and his heirs, executors, administrators and legal representatives. Employee may not assign this Agreement, in whole or in any part.

     11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Iowa applicable to contracts made and to be performed therein between residents thereof.

     12.  Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

          EMPLOYEE                           BANDAG, INCORPORATED

/s/ Warren W. Heidbreder                By:  /s/ Martin G. Carver
---------------------------------            ---------------------------------
Warren W. Heidbreder                         Martin G. Carver
                                        Its: Chairman of the Board, Chief
                                             Executive Officer and President


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